 Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of May 6, 2015 (this “Agreement”), is by and among the stockholders listed on the signature pages hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), DynaResource, Inc., a Delaware corporation (the “Company”) and Golden Post Rail, LLC, a Texas limited liability company (the “Purchaser”).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of the Company’s Common Stock, par value $0.01 per share, set forth opposite such Stockholder’s name on the attached Schedule A and any other shares acquired by such stockholders (the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, the Purchaser and the Company are entering into (i) a Securities Purchase Agreement (the “SPA”), pursuant to which Purchaser will acquire 1,600,000 shares of Series C Senior Convertible Preferred Stock of the Company and a Common Stock Purchase Warrant to purchase 2,000,000 shares of the Company’s Common Stock (the “Securities”) subject to the terms and conditions of the SPA and (ii) a Promissory Note (the “Note”) pursuant to which Purchaser will lend $500,000 to the Company subject to the terms and conditions of the Note; and

WHEREAS, the Purchaser has required that the Company and the Stockholders enter into this Agreement as a condition to its willingness to enter into this Agreement, and the Company and the Stockholders desire to enter into this Agreement to induce the Purchaser to purchase the Securities under the SPA and lend $500,000 under the Note;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. From the period commencing with the execution and delivery of this Agreement and continuing through the Expiration Date (defined below), at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Shares that such Stockholder is entitled to vote in favor of the two (2) amendments to the certificate of incorporation of the Company described in more detail on Schedule B;

2. Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, such Stockholder will not, directly or indirectly, (i) transfer, assign, sell, or otherwise dispose of (“Transfer”), or cause to be Transferred, any of the Subject Shares, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement with respect to the Transfer of any Shares, or (iv) take any other action that would materially restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

3. Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

4. Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company and the Purchaser, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares as follows:

(a) Authority. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Other than as any filings by Stockholder with the Securities and Exchange Commission, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental entity.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default under any provision of, any agreement applicable to such Stockholder or to such Stockholder’s property or assets.

(c) The Subject Shares. Such Stockholder is the record and beneficial owner of and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto. Such Stockholder has, or will have at the time of the applicable stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares, and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay a Stockholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A and no person, including but not limited to any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, limited liability company, unincorporated entity or governmental authority, has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the SPA in reliance upon such Stockholder’s execution and delivery of this Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to the Stockholders and the Purchaser that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the SPA and the Note by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, the SPA and the Note by the Company and the consummation of the transactions contemplated hereby and thereby. The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

6. Stockholder Capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder and beneficial owner of Subject Shares.

7. Termination. This Agreement shall automatically terminate without further action upon the earlier to occur (the “Expiration Date”) of (i) the day after the date on which the stockholders meeting to consider and vote upon the amendments to the certificate of incorporation of the Company described in more detail on Schedule B is finally adjourned, and (ii) August 4, 2015.

8. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the SPA and the Note and Purchaser is relying on such covenants in connection with entering into the SPA and lending the Company $500,000 subject to the terms and conditions of the Note and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Company and Purchaser irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that the Company and Purchaser shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative.

9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware.

10. Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Company and each of the Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

12. Assignment.  Neither party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of the other party. Any such attempted assignment shall be null and void ab initio.

13. Section Headings.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

14. Forbearance; Waiver.  Forbearance or failure to pursue any legal or equitable remedy or right available to a party upon default under, or upon a breach of, this Agreement shall not constitute waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of a subsequent default or breach.

15. Legal Fees and Expenses.  The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney’s fees and court costs, in addition to any other recoveries allowed by law.

16. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

17. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DYNARESOURCE, INC.

By: _____________________________
Name: K.W. (“K.D.”) Diepholz
Title: Chairman & CEO

GOLDEN POST RAIL, LLC

By: _____________________________
Name: ________________________
Title: Manager, President, Secretary and
Treasurer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

K.W. (“K.D.”) Diepholz

 ________________________________

Name: K.W. (“K.D.”) Diepholz, individually

Charles Smith

 ________________________________

Name: Charles Smith, individually

Dale Langenderfer

 ________________________________

Name: Dale Langenderfer, individually

Dr. Ralph Whalen

 _______________________________

Name: Ralph Whalen, individually

Roy Shannon

 _______________________________

Name: Roy Shannon, individually

Dr. Jose Vargas Lugo

 ______________________________

Name: Dr. Jose Vargas Lugo, individually

Carl L. Jeter, Jr.

 _____________________________

Name: Carl L. Jeter, Jr., individually

Timothy Boes

 _____________________________

Name: Timothy Boes, individually

Bob Clemens Living Trust

 _____________________________

Name: Bob Clemens, Trustee

Ronald Vail

 _____________________________

Name: Ronald Vail, individually

Schedule A

Listing of Stockholders and Shares Owned

Name	Shares of Common Stock Owned
K.W. (“K.D.”) Diepholz	1,775,100
Charles Smith	146,250
Dale Langenderfer	505,447
Ralph Whalen	333,396
Roy Shannon	275,170
Dr. Jose Vargas Lugo	274,508
Carl L. Jeter, Jr.	159,761
Timothy Boes	240,000
Bob Clemens Living Trust, Bob Clemens, Trustee	155,088
Ronald Vail	195,001

	Total	4,059,721

Total Outstanding Shares at May 6, 2015:	15,295,663

Less:
Shares held by Mineras de DynaResource:	(2,083,333)
(Shares held by a subsidiary are
not eligible to vote)

Total Shares Eligible to Vote:	13,212,330

Top 10 as a Percentage of Shares Eligible to Vote:	30.73%

Schedule B

Proposed Charter Amendments

  Article V will be amended and restated to read in its entirety as follows:

The Board of Directors shall be divided into three classes of directors, Class I Directors, Class II Directors and Class III Directors, all of whom shall be eligible for election at each annual meeting of the stockholders. The Board of Directors shall have the right to fix the number of directors from time to time; provided that the number of Class I Directors shall at all times comprise a majority of the directors and there shall always be at least one Class III Director. The Class I Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series A Preferred Stock voting together as a single class (and to the extent that no shares of Series A Preferred Stock are issued and outstanding, then the Class I directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class), the Class II Directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class, and the Class III Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series C Preferred Stock voting together as a single class (and to the extent that no shares of Series C Preferred Stock are issued and outstanding, then the Class III directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class).

  A new Article XII will be added to read in its entirety as follows:

To the fullest extent permitted by the General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liabilities of a director, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. This Article XII may only be amended with the vote of 95% of the outstanding equity of the Corporation, voting on a fully-diluted and as-converted to Common Stock basis.